As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Skilled Healthcare Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3934755
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610
(Address of Principal Executive Offices including Zip Code)
AMENDED AND RESTATED SKILLED HEALTHCARE GROUP, INC.
2007 INCENTIVE AWARD PLAN
(Full Title of the Plan)

Roland Rapp General Counsel, Secretary and Chief Administrative Officer Skilled Healthcare Group, Inc. 27442 Portola Parkway, Suite 200 Foothill Ranch, California 92610 (949) 282-5800	Copies to: R. Scott Shean, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
	to be	Offering Price	Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee

Cl Class A common stock, par value $0.001 per share	1,000,000	$6.49	$6,490,000	$885.24

(1)
The Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan authorizes the issuance of shares of Class A common stock, par value $0.001 per share, of the Registrant, of which 1,000,000 shares are being registered hereunder, and 4,473,181 shares have been registered previously on Form S-8 (File Nos. 333-173925, 333-159026 and 333-143069). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement will also cover any additional shares of Class A common stock that become issuable under the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of Class A common stock are calculated on the basis of the average of the high and low selling price per share of Class A common stock, as reported on the New York Stock Exchange on May 7, 2013.

INTRODUCTION

On May 7, 2013, the stockholders of Skilled Healthcare Group, Inc. (referred to herein as the “Company,” “our” or “we”) approved an amendment to the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”) increasing the number of authorized shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), that may become issuable under the Plan by 1,000,000 shares. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 4,473,181 shares of Common Stock issuable under the Plan on the following registration statements on Form S-8: File No. 333-173925 filed with the Commission on May 4, 2011, File No. 333-143069 filed with the Commission on May 18, 2007, and File No. 333-159026 filed with the Commission on May 7, 2009 (together, the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 1,000,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements and schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth n their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 8. Exhibits

See Exhibit Index attached to this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on this 9th day of May, 2013.

SKILLED HEALTHCARE GROUP, INC.
By:	/s/ BOYD W. HENDRICKSON
Boyd W. Hendrickson
Chairman of the Board, Chief Executive Officer and Director

By:	/s/ DEVASIS GHOSE
Devasis Ghose
Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ CHRISTOFER N. FELFE
Christopher N. Felfe
Senior Vice President, Finance and Chief Accounting Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes and appoints Boyd Hendrickson, Devasis Ghose and Roland Rapp as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities as of May 9, 2013.

Signature	Title
/s/ BOYD W. HENDRICKSON
Boyd W. Hendrickson	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

/s/ DEVASIS GHOSE
Devasis Ghose	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ CHRIS N. FELFE
Chris N. Felfe	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ JOSE C. LYNCH
Jose C. Lynch	President, Chief Operating Officer and Director

/s/ ROBERT M. LE BLANC
Robert M. Le Blanc	Lead Director

/s/ MICHAEL BOXER
Michael Boxer	Director

/s/ M. BERNARD PUCKETT
M. Bernard Puckett	Director

/s/ LINDA ROSENSTOCK
Linda Rosenstock	Director

/s/ GLENN SCHAFER
Glenn Schafer	Director

William Scott	Director

/s/ BRUCE A. YARWOOD
Bruce A. Yarwood	Director

EXHIBIT INDEX

EXHIBIT
4.1
Form of specimen certificate for Skilled Healthcare Group, Inc.’s Class A common stock (filed as Exhibit 4.1 to our Registration Statement on Form S-1/A, No. 333-137897, filed on April 27, 2007, and incorporated herein by reference).

4.2

Investor Stockholders’ Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc., Onex Partners LP and the stockholders listed on the signature pages thereto (filed as Exhibit 4.4 to the Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

4.3
Registration Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc. and the persons listed thereon (filed as Exhibit 4.5 to the Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

5.1+	Opinion of John T. Mitchell, Senior Vice President of Legal Affairs and Assistant Secretary, regarding the legality of the securities being registered.
23.1+	Consent of John T. Mitchell (included in Exhibit 5.1).
23.2+	Consent of Independent Registered Public Accounting Firm.
24+	Power of Attorney (included with the signature page to this Registration Statement).
99.1	Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on April 1, 2011).
99.2	Amendment to Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on March 25, 2013).

+	Filed herewith